Exhibit 23.4


MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
      PCAOB REGISTERED



          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          --------------------------------------------------------



We consent to the use, in the registrations statement on Amended Form SB2 of No Show, Inc. of our report dated August 28, 2007 on our audit of the financial statements of No Show, Inc. as of July 31, 2007, and the related statements of operations, stockholders' equity and cash flows for the period then ended, and the reference to us under the caption "Experts."



/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates Chartered
    Las Vegas, Nevada
    November 20, 2007



              2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                     (702)253-7511 Fax (702)253-7501